                                 AMENDMENT NO. 2
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Funds Group, a Delaware statutory trust, is hereby amended to change the name of AIM International Emerging Growth Fund to AIM International Small Company Fund.

         NOW, THEREFORE, the parties agree as follows:

         1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                                 FEE SCHEDULE TO
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                 AIM FUNDS GROUP



PORTFOLIOS                                                     EFFECTIVE DATE OF AGREEMENT
----------                                                     ---------------------------
AIM Balanced Fund                                                      July 1, 2004

AIM Basic Balanced Fund                                                July 1, 2004

AIM European Small Company Fund                                        July 1, 2004

AIM Global Value Fund                                                  July 1, 2004

AIM International Small Company Fund                                   July 1, 2004

AIM Mid Cap Basic Value Fund                                           July 1, 2004

AIM Premier Equity Fund                                                July 1, 2004

AIM Select Equity Fund                                                 July 1, 2004

AIM Small Cap Equity Fund                                              July 1, 2004


         The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

                  Rate*                     Net Assets
                  -----                     ----------
                  0.023%                    First $1.5 billion
                  0.013%                    Next $1.5 billion
                  0.003%                    Over $3 billion

                  *Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."


         2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  December 30, 2004

                                                 A I M ADVISORS, INC.


Attest: /s/ JOHN H. LIVELY                      By: /s/ MARK H. WILLIAMSON
        ---------------------------------           ----------------------------
        John H. Lively                              Mark H. Williamson
        Assistant Secretary                         President


(SEAL)


                                                AIM FUNDS GROUP


Attest: /s/ JOHN H. LIVELY                      By: /s/ ROBERT H. GRAHAM
        ---------------------------------           ----------------------------
        John H. Lively                              Robert H. Graham
        Assistant Secretary                         President


(SEAL)